UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2025

IMMUNIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36201	56-2358443
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Avenue of the Americas, Suite 200

New York, NY 10036

USA

(Address of principal executive offices)

Registrant’s telephone number, including area code: (332) 255-9818

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001	IMUX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. Yes ☐ No ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On April 9, 2025, Immunic, Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain institutional and accredited investors (the “Investors”) relating to the issuance and sale of an aggregate of 5,666,667 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”). The purchase price per Share was $0.90 for aggregate gross proceeds to the Company of approximately $5.1 million. The offer and sale of the Shares is referred to herein as the “Offering.” The Offering is expected to close on April 10, 2025, subject to customary closing conditions.

In addition, on April 9, 2025, the Company entered into a placement agency agreement (the “Placement Agency Agreement”) with Titan Partners Group LLC, a division of American Capital Partners, LLC (the “Placement Agent”), relating to the Offering. Pursuant to the Placement Agency Agreement, the Company agreed to pay the Placement Agent a cash fee of 6.0% of the gross proceeds from the Offering raised from Investors and to reimburse the Placement Agent for certain costs incurred in connection therewith. Additionally, upon the closing of the Offering, the Company agreed to issue to the Placement Agent, or its designees, warrants to purchase up to an aggregate of 283,334 shares of Common Stock, representing 5.0% of the Shares sold in the Offering (the “Placement Agent Warrants”). The Placement Agent Warrants will be exercisable, in whole or in part, commencing 180 days from the date of the Placement Agency Agreement and expiring on the five year anniversary of the Placement Agency Agreement, at an initial exercise price per share of Common Stock of $1.125, which is equal to 125% of the price per Share to Investors in the Offering.  The Placement Agent Warrants and the shares of Common Stock underlying the Placement Agent Warrants were offered pursuant to the exemptions from registration provided in Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder.

The net proceeds to the Company from the Offering, after deducting commissions and the Company’s estimated offering expenses, are expected to be approximately $4.6 million.

The Shares registered under the Securities Act of 1933, as amended (the “Securities Act”), on the Company’s Registration Statement on Form S-3 (Registration No. 333-275717), previously filed with the Securities and Exchange Commission and declared effective on May 31, 2024.

The representations, warranties and covenants contained in the Securities Purchase Agreement were made solely for the benefit of the parties to the Securities Purchase Agreement. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the Securities Purchase Agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Securities Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the transactions. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Securities Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

The foregoing description of the Placement Agent Warrants, Placement Agency Agreement and the Securities Purchase Agreement are subject to, and qualified in their entirety by, the forms of Placement Agent Warrant, Placement Agency Agreement and Securities Purchase Agreement attached hereto as Exhibits 4.1, 10.1 and 10.2, respectively, and incorporated herein by reference. Dentons US LLP, counsel to the Company, delivered an opinion as to legality of the issuance of the Shares in the Offering, a copy of which is attached hereto as Exhibit 5.1 and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities

The information above related to the issuance of the Placement Agent Warrants is incorporated by reference into this Item 3.02.

Item 7.01. Regulation FD Disclosure

On April 9, 2025, the Company issued a press release with respect to the information set forth above. A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference. The disclosure in this Item 7.01 (including the exhibit) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of Section 18, nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act or the Exchange Act, except to the extent, if any, expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of Placement Agent Warrant
5.1	Opinion of Dentons US LLP
10.1	Form of Placement Agency Agreement
10.2	Form of Securities Purchase Agreement
23.1	Consent of Dentons US LLP (contained in Exhibit 5.1)
99.1	Press Release
104	Cover Page to this Current Report on Form 8-K in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: April 9, 2025	Immunic, Inc.

	By:	/s/ Daniel Vitt
Daniel Vitt
Chief Executive Officer